Putnam Funds Trust Series Putnam Global Sector Fund

SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated
February 27, 2014; schedule A amended as of November 20, 2014
Incorporated by reference to PostEffective Amendment
No. 210 to the Registrants Registration
Statement filed on May 26, 2015.